SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    August 20, 2014

AARON’S, INC.
(Exact name of Registrant as Specified in Charter)

Georgia	1-13941	58-0687630
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

309 E. Paces Ferry Road, N.E. Atlanta, Georgia	30305-2377
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (404) 231-0011

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

As previously disclosed, Ronald W. Allen, Chief Executive Officer of Aaron’s, Inc. (the “Company”) will retire from the Company, effective August 31, 2014. On August 20, 2014, the Company’s Board of Directors appointed Gilbert L. Danielson, the Company’s Executive Vice President and Chief Financial Officer, as interim Chief Executive Officer, effective following Mr. Allen’s retirement on August 31, 2014.

As previously disclosed, the Company’s Board of Directors has begun a search process to identify Mr. Allen’s successor, and has retained Spencer Stuart to assist in the process. Mr. Danielson will retain his Chief Financial Officer responsibilities during the interim period, and does not intend to be a candidate for the permanent Chief Executive Officer role.

In connection with his appointment, Mr. Danielson will receive an award of 15,000 restricted stock units effective on September 1, 2014, which will vest on the earlier of (a) the third anniversary of the grant date, and (b) the date on which an individual other than Mr. Danielson commences employment in the role of Chief Executive Officer of the Company.

Mr. Danielson has served as the Company’s Chief Financial Officer since 1990 and Executive Vice President since 1998. Mr. Danielson was a director of the Company from 1990 until April 2014.

The Company issued a press release, dated August 21, 2014, related to these matters, which is attached hereto as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits:

Exhibit No.	Description
99.1	Press release dated August 21, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AARON’S, INC.
	By:	/s/ Gilbert L. Danielson
Date: August 20, 2014		Gilbert L. Danielson Executive Vice President and Chief Financial Officer